Exhibit 16.1
Armanino LLP 2700 Camino Ramon Suite 350 San Ramon, CA 94583-5004 925 790 2600 main 925 790 2601 fax armanino.com

July 27, 2023

Securities and Exchange Commission 100 F Street N.E.
Washington D.C. 20549
Commissioners:

We have read item 4.01 of Form 8-K of ACM Research, Inc dated July 27, 2023, and agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained herein.

Armanino LLP San Ramon, California

MOORE

An independent firm associated with Moore Global Network Limited